FIRST CHESTER COUNTY CORPORATION AND SUBSIDIARIES

                                   Exhibit 23.

            Consent of Independent Registered Public Accounting Firm



We have issued our report dated March 10, 2006, accompanying the consolidated financial statements included in the 2005 Annual Report of First Chester County Corporation and subsidiaries on Form 10-K, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Chester County Corporation on Forms S-8 (File No. 333-128500, effective September 22, 2005, File No. 333-09241, effective July 31, 1996, File No. 333-15733, effective November 7, 1996, File No. 333-33411, effective August 12, 1997, File No. 333-69315, effective December 21, 1998, and File No. 333-107763 effective date August 8,
2003) and Forms S-3 (File No. 333-33175, effective August 8, 1997 and File No. 333-107739 effective date August 7, 2003).

/s/Grant Thornton LLP

Philadelphia, Pennsylvania
March 10, 2006